                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 26, 1994


                            ______________________


                     AMERICAN INDUSTRIAL PROPERTIES REIT
            (Exact name of registrant as specified in its charter)


            TEXAS                       1-9016                 75-6335572
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification Number)


     6220 NORTH BELTLINE, SUITE 205, IRVING, TEXAS                75063
     (Address of Principal Executive Offices)                   (zip code)


Registrant's telephone number, including area code: (214) 550-6053

ITEM 5. OTHER EVENTS

     On May 26, 1994, Registrant entered into an Agreement of Interest Deferral with The Manufacturers Life Insurance Company ("MLI"). Pursuant to the Agreement, the $1,974,164 due and payable by the Registrant on May 27, 1994 may be satisfied as follows: (i) $1,000,000 will be paid to MLI on May 27, 1994; and (ii) $974,164 will be paid by June 27, 1994 or $974,164 plus interest at 11.7% per annum will be paid after June 27, 1994. In no event may the balance owing, plus interest if any, be made later than August 26, 1994. If Registrant makes the interest payments as described above, the deferral of a portion of the interest payment due May 27, 1994 will not constitute an event of default under the Note Purchase Agreement dated February 27, 1992 between MLI and Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (C) EXHIBITS

           99.1 Agreement of Interest Deferral dated May 26, 1994 between Registrant and The Manufacturers Life Insurance Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AMERICAN INDUSTRIAL PROPERTIES REIT


                                     /s/ CHARLES W. WOLCOTT
                                     __________________________________________
                                     Charles W. Wolcott
                                     President and Chief Executive Officer
DATE:  May 26, 1994


114312

                              INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit No.    Description                                         Numbered Page
- - -----------    -----------                                         -------------
  *99.1        Agreement of Interest Deferral dated May 26, 1994
               between Registrant and The Manufacturers Life
               Insurance Company.



_____________________
  * Filed herewith





114312